                                 AMENDMENT NO. I

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation, The Lincoln Life & Annuity Company of New York, a New York life insurance company and Lincoln Financial Advisors Corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                                     SCHEDULE A

     FUNDS AVAILABLE UNDER                        SEPARATE ACCOUNTS                          POLICIES/CONTRACTS FUNDED
         THE POLICIES                             UTILIZING SOME OR                          BY THE SEPARATE ACCOUNTS
                                                  ALL OF THE FUNDS
AIM V.I. Capital Appreciation Fund          Lincoln Life & Annuity Flexible          -   The Lincoln Life & Annuity Company of New
AIM V.I. Diversified Income Fund             Premium Variable Life Account M             York: Flexible Premium Variable Life
AIM V.I. Growth Fund                                                                     Insurance Policy LN615NYLNY
AIM V.I. International Equity Fund
AIM V.I. Value Fund                         LLANY Separate Account R for             -   The Lincoln Life & Annuity Company of New
                                             Flexible Premium Variable Life              York: Flexible Premium Variable Life
                                             Insurance                                   Insurance Policy On the Lives of Two
                                                                                         Insureds LN650NY

                                                                                     -   Lincoln Life & Annuity Company of New York:
                                            Lincoln New York Account N for               Delaware Lincoln New York Choice Plus
                                             Variable Annuities                          Variable Annuity AN426NY


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date:

                                           AIM VARIABLE INSURANCE FUNDS, INC.

     Attest:                           By:
     Name:                             Name:
     Title:   Assistant Secretary      Title: President

s

 (SEAL)


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

Attest:                            (SEAL)
Name:
Title:
                                   AIM DISTRIBUTORS, INC.

                                   By:
                                   Name:
                                   Title:
(SEAL)


                                   THE LINCOLN LIFE & ANNUITY COMPANY OF
                                   NEW YORK

Attest:
Name:
Title:
                                   By:
                                   Name:
                                   Title:
(SEAL)


                                   LINCOLN FINANCIAL ADVISORS CORPORATION
Attest:
Name:                              By:
Title:                             Name:
                                   Title:


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